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LEASE BETWEEN                            UNITED STATES OF AMERICA
THE BOARD OF COMMISSIONERS               STATE OF LOUISIANA
OF THE PORT OF NEW ORLEANS               PARISH OF ORLEANS
AND RED FOX COMPANIES OF
NEW IBERIA, INC.

         THIS LEASE AGREEMENT (hereafter Lease), made and entered into on the dates written below and effective as provided hereafter, between the Board of Commissioners of the Port of New Orleans (hereafter Board or Lessor), a political subdivision of the State of Louisiana, represented here by J. Ron Brinson, its President and Chief Executive Officer, by virtue of a resolution of said Board, a certified copy of which is annexed hereto as Exhibit "A", and Red Fox Companies of New Iberia, Inc. (hereafter Lessee), a corporation organized and existing under the laws of the State of Louisiana, represented here by Alan L. Moore, its Vice President, by virtue of a resolution of the Board of Directors of said corporation, a certified copy of which is annexed hereto as Exhibit "B",

                               W I T N E S S E S

         THAT, IN CONSIDERATION of the covenants and agreements to be kept and performed by the parties hereto and upon the terms and conditions herein set forth, the parties hereto agree as follows:

1.       DESCRIPTION OF LEASED PREMISES

         Board, as Lessor, hereby leases to Lessee approximately 15.70 acres of land including approximately 68,000 square feet of fabricating building space and 2,600 square feet of office space and other improvements as more fully described in Exhibit "C", attached hereto and hereby made a part hereof, located at municipal addresses 5601 and 5701 France Road, New Orleans, Louisiana (hereafter Leased Premises), more fully shown on Board Drawing #RE-1214, dated February 9, 1998, attached hereto and hereby made a part hereof as Exhibit "D".

2.       PEACEABLE POSSESSION

         Lessor binds itself to cause Lessee to be maintained in peaceable possession of the Leased Premises during the continuance of this Lease. Should Lessee be disturbed by any person or persons claiming a right to the Leased Premises, or should Lessee be sued by any person or persons claiming the whole or any part of said Lease Premises or claiming a servitude on the same, Lessee shall call Lessor in warranty, and Lessor hereby obligates itself to defend any such action at its costs, provided that this section shall not apply to disturbances by trespassers.

3.       TERM

         (A) This Lease shall be for a term of three (3) years, commencing as of the 1st day of March, 1998, and ending at midnight on February 28, 2001 (the Primary Term). Should Lessee occupy the Leased Premises before said commencement date, all terms and conditions of this Lease shall be applicable and the rent prorated on a daily basis for such period unless stated otherwise herein.

         (B) Lessee shall have the option to extend the term of this Lease for two additional five (5) year periods (the Extended Terms)






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on the same terms and conditions as set forth in this Lease, except the rental shall be adjusted in accordance with Section 4 (B) ("Rent") below. If Lessee desires to exercise its renewal option(s), Lessee must give irrevocable notice in writing to Board at least six (6) months before the expiration of the then current lease term. Such exercise shall, at Board's option, be void if an Event of Default (as hereafter defined) has occurred and is continuing or if an event has occurred that may, with the passage of time or the giving of notice or both, become an Event of Default at the time of the giving of said notice or at any time thereafter and before the pertinent Extended Term may begin.

4.       RENT

         (A) This Lease is made for and in consideration of an annual rental of one hundred fifty-five thousand dollars and no cents ($155,000.00). Rent shall be payable in equal monthly installments of twelve thousand nine hundred sixteen dollars and sixty-seven cents ($12,916.67) in advance on the first day of each month, at the offices of Board, 1350 Port of New Orleans Place, P.O. Box 60046, New Orleans, Louisiana 70160. Rent not received by Board on the due date shall be deemed delinquent and shall bear interest at the rate of five hundredths percent (.05%) per day from the date due until paid, reserving to Board the right to take such action as is provided for under
Section 18 ("Default") below.

         (B) If Lessee exercises the option(s) to extend the Lease granted to it in Section 3(B) ("Term") above, the rent shall be adjusted on the effective date of the Extended Term and on the third anniversary date thereafter according to the following calculation: By using information available from the U.S. Department of Labor, Bureau of Labor Statistics, or successor, the value of a fraction shall be determined by dividing the numerator thereof by the denominator thereof, the denominator of which shall be the Consumer Price Index figure for All Urban Consumers, U.S. City Average, All Items (1993-95 = 100) (hereinafter the CPI-U) for the calendar month which occurred six (6) months prior to; (1) the commencement of the primary term or
(2) the last adjustment date, as applicable, immediately preceding the current adjustment date and the numerator of which shall be the CPI-U figure for the calendar month which occurs six (6) months prior to the current adjustment date. The annual rent then in effect shall be multiplied by the value of the fraction as determined above, and the product thereof shall be the annual rent. In no event shall the annual rent be less than is then currently being paid.

5.       LIMITATION OF OPERATIONS ON LEASED PREMISES

         A consideration for the Board's entering into this Lease is that the operations conducted on the Leased Premises shall contribute to the domestic or foreign waterborne commerce of the Port of New Orleans. Lessee shall use the Leased Premises solely for the purpose of construction and fabrication of marine equipment and work related thereto. Lessee shall not use the Leased Premises for any other purpose without first obtaining the written approval of the Board acting through its president and chief executive officer in his discretion. In no event shall Lessee use the Leased Premises for any activities which could result in an adverse environmental impact on the Leased Premises or any adjacent property, whether owned by Board or not.

6.       MAINTENANCE

         (A) Lessee shall be responsible for and shall at its own cost, risk and expense perform and pay all costs of maintenance and repairs on the Leased Premises and any facilities and equipment situated or to be situated thereon, so that at the termination of this Lease, and at all times during this Lease, the same will be in as good condition as at the commencement of the Lease, normal wear and tear excepted. Lessee shall not be required by Board to repair





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the roofs of the buildings unless the repairs are required because of damage caused by Lessee or its employees, agents, representatives, invitees, subcontractors or by its operations on the Leased Premises. All repairs shall be equal in quality to the original in material and workmanship. During the term of the Lease, Board shall have no responsibility whatsoever to perform any maintenance or repair work on the Leased Premises, including the roofs of the buildings.

         (B) Should Lessee fail to begin maintenance or repairs as required in Subsection (A) above within thirty (30) days after having been notified in writing by Board to perform such obligations or to pursue continuously and without interruption, the completion of such repairs, in addition to such remedies as may be afforded to Board by law, Board is hereby authorized by Lessee to perform or have the work performed at Lessee's cost, risk and expense and Lessee shall, on demand, pay to Board the actual expenses, including overhead, incurred by Board or paid to Board's contractor plus an additional ten (10) percent as compensation to the Board for discharging one of Lessee's obligations hereunder.

7.       SUNKEN OBJECTS AND/OR OBSTRUCTIONS TO NAVIGATION

         In the event any vessel or other floating craft or equipment, including any logs or lumber assembled in rafts, or separated therefrom or any sinkable object, in the care, custody and control of Lessee, or in the care, custody and control of other persons, firms or corporations doing business with Lessee at the Leased Premises shall sink or in any manner obstruct navigation and/or dredging in the navigable waters or mooring areas of the Inner Harbor-Navigation Canal or in the navigable waters or mooring areas owned by or under the jurisdiction of Lessor, Lessee shall promptly remove same. In case Lessee fails for any cause to so remove any such sunken vessel, craft or object promptly upon demand, Lessor may remove same or cause same to be removed at the cost, risk and expense of Lessee. In the event Lessor has to discharge Lessee's obligations under this Section, Lessee agrees to pay to Lessor all Lessor's actual costs and expenses plus an additional ten (10) percent as compensation for discharging one of Lessee's obligations hereunder. Failure of Lessee to reimburse Lessor for said cost and expense within thirty (30) days after written demand therefor by Lessor shall be cause for immediate cancellation of this Lease by Lessor, provided, however, that this right of cancellation shall not constitute a waiver by Lessor of any remedies now or hereafter given to Lessor by the laws of Louisiana, it being expressly understood that Lessor reserves the right to avail itself of any and all such remedies. In the event Lessor elects to file legal action to enforce the performance by Lessee of the hereinabove obligations or to recover its said cost and expense in the removal of any such sunken objects, Lessee herein agrees to pay to Lessor all court costs, including reasonable attorneys fees so incurred by Lessor.

8.       CONDITION OF LEASED PREMISES

         (A) Lessee acknowledges that it has inspected the Leased Premises and agrees to accept them in their present condition without any obligation on Board to make any changes or improvements or to do construction of any kind, whether in connection with access, utilities or otherwise. Before Lessee begins operations on the Leased Premises, Board and Lessee shall conduct a joint move-in survey, which shall be committed to writing and accepted by signatures of representatives of both parties. Lessee shall make or cause to be made such improvements as necessary or appropriate to place the Leased Premises in a safe and usable condition for conducting its business, provided that no such work shall be undertaken without Lessee's first having submitted the plans and





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specifications for the proposed work to and securing the written approval of
Board as provided in Section 12 ("Construction") below.

         (B) As provided in La. R.S. 9:3221, Lessee, from the time of its occupancy and until the Leased Premises are vacated by Lessee, shall assume sole liability for the condition of the Leased Premises as well as of any constructions, utilities and other improvements which may be built or placed on the Leased Premises during the term of this Lease.

         (C) Lessor and Lessee hereby acknowledge that the buildings on the Leased Premises are not completely secure from rain or the elements. Board and Lessee further acknowledge and agree that Board shall not be liable to Lessee for any damages or losses that accrues to Lessee because of the condition of any of the buildings on the Leased Premises.

9.       LOSS, DAMAGE AND DESTRUCTION

         (A) Except as provided herein, the occurrence of any loss, damage or destruction of the Leased Premises, however caused, and whether covered by insurance or not, shall not be grounds for cancellation or termination of this Lease or for reduction or abatement of rent. Board shall be under no obligation to repair, replace or restore any of the Leased Premises which may be the subject of such loss, damage or destruction, and its failure to do so shall not be grounds for cancellation of this Lease.

         (B) Except as provided herein, Lessee agrees that it shall at its own cost, risk and expense promptly and with due diligence repair, replace or restore any or all of the Leased Premises which may become the subject of such loss, damage or destruction, however caused. Lessee shall obtain the written consent of Board to the plans for any repairs, replacement, or restorations, and this consent shall not be unreasonably withheld. The proceeds derived from Lessee's or any tortfeasor's insurance policies and amounts recovered from third parties shall be applied toward such repair, replacement or restoration.

         (C) Lessee shall have the option to terminate this Lease in the event of any loss, damage or destruction of the Leased Premises which renders them substantially unusable for the purposes of this Lease unless caused by Lessee, in which case Lessee shall be liable for rent until the Leased
Premises can be repaired or for rent for one year after the date of the casualty, whichever occurs earlier. If Lessee elects such option, Lessee shall give Board prompt written notice of such election no later than forty-five (45) days from the date of occurrence of such loss, damage, or destruction, and failure to give such notice shall be deemed an election to continue this Lease. Such termination shall be effective (for purposes of the payment of rent) as of the date of such loss, damage, or destruction, provided Lessee's operations on the Leased Premises ceased at the time of the casualty, and Board shall have no obligation to Lessee for any payment as a consequence of such termination. If Lessee continued operations after the said casualty, then rent shall be due until the day that operations ceased. Any rent paid in advance shall be prorated as of such termination date. In the event said loss, damage, or destruction was covered by Lessee's insurance, before Lessee may exercise its option to cancel this Lease as set out in this Subsection, and except as provided in Subsection (E) below, Lessee shall pay over to Board all such insurance proceeds which Lessee has been paid or for which Lessee has or may have a claim and any deductibles Lessee maintained under the terms of the insurance policies.

         (D) In the event of any loss, damage or destruction to the Leased Premises caused by third parties, whether partial or not, it





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shall be the obligation of Lessee to take the necessary legal action immediately to protect the rights of Lessee and Board against such third parties for the recovery of damage.

         (E) In the event of termination of this Lease pursuant to this Section, Lessee shall be entitled to receive from the insurance proceeds Lessee's insurable leasehold interest in those improvements on the Leased Premises approved by Board and paid for and owned by Lessee. Board shall be entitled to receive insurance proceeds for those improvements the title to which vests in the Board by virtue of this Lease. In the event Lessee receives any insurance proceeds for damage to improvements, Lessee shall be obligated to remove from the Leased Premises the damaged improvements if not repaired. Lessee's right to receive payment shall be conditioned upon prior receipt by Board of its insurance settlement.

10.      INSURANCE REQUIREMENTS

         (A) Comprehensive General Liability Insurance - Lessee shall procure and maintain at Lessee's sole cost and expense comprehensive general liability insurance with limit of liability of not less than two million dollars ($2,000,000) for all injuries or deaths resulting to any one person or from any one occurrence. The limit of liability for property damage shall be not less than two million dollars ($2,000,000) for each occurrence and aggregate. Coverage under such insurance shall also include damage hazards. This insurance shall include the "broad form contractual endorsement." Where Lessee's operations include the use of watercraft, the watercraft exclusion in the comprehensive general liability policy shall be eliminated.

         (B) Comprehensive Motor Vehicle Liability Insurance - Lessee shall procure and maintain at Lessee's sole cost and expense comprehensive motor vehicle liability insurance which shall include hired car and non-ownership coverage with limit of liability of not less than one million dollars ($1,000,000) for all injuries or deaths resulting to any one person or from any one occurrence. The limit of liability for property damage shall be not less than one million dollars ($1,000,000) for each occurrence and aggregate.

         (C) Workers' Compensation Insurance - Lessee shall procure and maintain at Lessee's sole cost and expense workers' compensation insurance as will protect Lessee from claims under the Louisiana Workers' Compensation Act as well as under the Federal Longshoremen's and Harbor Workers' Compensation Act, if applicable. The limit of liability under the employer's liability section of the workers' compensation insurance policy shall be not less than five hundred thousand dollars ($500,000). Whenever applicable, protection shall also be provided for liability under the Jones Act and under general maritime law in an amount of not less than five hundred thousand dollars ($500,000).

         (D) Property Insurance - Lessee shall procure and maintain, during the entire term of this Lease, including any extended term if applicable, at Lessee's sole cost, and expense, broad form property insurance in favor of the Board in the amount of $100,000 for the approximate 68,000 square feet of fabricating building space and 2,600 square feet of office building space. Such insurance shall be written in the name of Lessee, but shall provide that any loss payable under the policy shall be adjustable with and payable to the Board.

         (E) Except for the workers' compensation and property insurance policies, Board shall be named as an additional insured on all insurance policies carried by Lessee in compliance with this Lease. All insurance policies required under Subsections (A),(B)





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and (C) above as well as any insurance carried by Lessee or those holding under or through Lessee for the protection of its or their property on the Leased Premises shall provide that the insurers waive their rights of subrogation against Board and Lessee and their respective officers, servants, agents, representatives, employees or invitees. Lessee further agrees to waive and agrees to have its insurers waive any rights of subrogation (whether by loan receipts, equitable assignment or otherwise) with respect to deductibles under such policies, and with respect to damage to equipment, including the loss of it, whether insured or not. All such policies shall also provide for thirty
(30) days' written notice of cancellation or material change to be sent to Board's risk manager at P.O. Box 60046, New Orleans, Louisiana 70160. All such policies shall be written by companies licensed in the State of Louisiana and acceptable to Board (Best's rating A+ IV or better). All insurance required of Lessee under this Section shall be primary to any similar insurance which may be maintained by the Board. Lessee shall furnish to Board's risk manager, on forms acceptable to Board, certificates evidencing that it has procured the insurance required herein prior to Lessee's occupancy of the Leased Premises. Nothing contained herein shall prevent Lessee or Board from placing and maintaining, at its respective cost and expense, additional or other insurance as may be desired. Board makes no representation or warranty that the insurance set forth in this Section will be sufficient to protect Lessee's interests.

11.      COSTS, RISKS AND EXPENSES

         (A) Lessee shall pay all costs and assume all risks in doing work, or carrying on operations, now or hereafter permitted or required under the terms and conditions of this Lease, except as may be otherwise specifically designated in this Lease or in written instructions given or agreements made by proper authority under the terms and conditions of this Lease. Lessee shall pay all costs, reasonable attorneys' fees and other expenses incurred by Board in enforcing the covenants of this Lease, should Lessee be found in violation of it.

         (B) The application for and installation of any water, gas, sewerage and drainage lines, electric power cables and telephone cables shall be made by Lessee at no cost, risk or expense to Board. The metering of all such utilities shall be in the name of Lessee, and all bills rendered for the consumption of said utilities shall be in the name of and shall be payable by Lessee. Board shall be under no obligation either for the cost of installation, maintenance or removal or for the bills for consumption of any utilities at the Leased Premises. Within thirty (30) days of the termination of this Lease, Lessee shall remove any such installation at Board's request for any reason.

12.      CONSTRUCTION

         Lessee may make or cause to be made on the Leased Premises such improvements as may be necessary or appropriate for conducting the business authorized there, provided that no such work on the Leased Premises shall be undertaken without Lessee's first having submitted to Board the plans and specifications for such work signed and sealed by a registered professional engineer, licensed in the State of Louisiana, and securing the prior written approval of Board, which approval shall not be unreasonably withheld. Upon completion of the improvements and acceptance thereof by Board, all of Lessee's rights, title and interest in the improvements shall thereupon vest in Board, free and clear of all mortgages, liens or encumbrances, and without the necessity of the execution by Lessee of any deed translative of title in this respect.





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13.      INSPECTION

         In order that Board may carry out the obligations imposed on it by law, by this Lease or otherwise, and to ascertain whether or not Lessee's covenants are being observed, Board shall have the right at all reasonable times to enter on and to inspect the Leased Premises.

14.      LEVEES

         In order that the Board of Commissioners of the Orleans Levee District (hereafter the Levee Board) may carry out its obligations to construct and maintain levees (where such levees exist on the Leased Premises), Lessee agrees that the Levee Board shall have the right at all times to enter on the Leased Premises for the purpose of inspecting, improving, repairing, maintaining and constructing levees in such manner as the Levee Board may deem necessary in order to carry out the obligations imposed on it by law, and Lessee's use of the Leased Premises shall conform thereto, subject, however, to the provisions of Section 29 ("Condemnation"), below.

15.      PARKING

         Lessee shall provide and supervise at its expense such vehicular parking areas within the Leased Premises as may be necessary for the conduct of all operations on the Leased Premises.

16.      WATCHMAN SERVICE

         Lessee shall furnish all watchman service which it may desire at Lessee's own cost, risk and expense. Board shall nave no obligation to provide watchman service.

17.      ACCESS

         Lessee shall construct and maintain access from the adjacent roadway to the Leased Premises at Lessee's own cost, risk and expense.

18.      DEFAULT

         (A) The following events shall constitute events of default (hereafter Events of Default) under this Lease:

         (i) If Lessee shall fail duly and punctually to pay the rent or to make any other payment required when due to Board or fail to maintain any insurance coverage or comply with any other provision required under Section 10 ("Insurance Requirements") above, or fail to maintain any security required under Section 31 ("Security Requirement") below, and if such failure shall continue for a period of fifteen (15) days after written notice of it has been given to Lessee by Board; or

         (ii) If Lessee shall be adjudged a bankrupt or insolvent by any court of competent jurisdiction, or if a voluntary petition in bankruptcy or a petition for reorganization or arrangement shall be filed by Lessee, or if a receiver of the property of Lessee shall be appointed; or

         (iii) If the interest of Lessee under this Lease shall transfer or pass to or devolve on any other person, firm or corporation without prior approval of Board except to a wholly owned subsidiary under the conditions set out in Section 26 ("No Assignment or Subletting") below; or

         (iv) If Lessee becomes a corporation or other entity in





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         dissolution or liquidation, whether voluntary or as the result of any act or omission, or by operation of law or the order or decree of any court having jurisdiction or for any other reason whatsoever; or

         (v) If, by or pursuant to or under authority of any legislative act, resolution or rule or any order or decree of any court or government board, agency or office, a receiver, trustee or liquidator shall take possession or control of all or substantially all of Lessee's property; or

         (vi) If Lessee shall abandon, desert or vacate the Leased Premises or discontinue its operations at the Leased Premises for a period greater than thirty (30) days; or

         (vii) If Lessee breaches or defaults in respect to any other covenants, conditions or agreements contained herein and fails for a period of fifteen (15) days after receipt of written notice to remedy such default, or, if remedying such default would reasonably require longer than fifteen (15) days, fails to commence to remedy and to proceed thereafter with all reasonable diligence to the remedying of such default.

         (B) At the occurrence of such Event of Default, the rent at the rate then in effect for the remaining term of this Lease shall at once become due and exigible without putting Lessee in default. At that time, Board in its sole discretion may exercise any or all of the following options without further notice to Lessee and without putting Lessee into default:

                 (i)      to demand the rent for the whole term,

                 (ii)     to proceed for past due installments

                 (iii)    to cancel this Lease immediately.

         (C) Lessee expressly waives any statutory right it may have under La. C.C.P. Art. 4701 et seq. of notice to vacate the Leased Premises.

         (D) In all cases, Lessee shall remain responsible for all damages or losses suffered by Board as a consequence of Lessee's breach in the performance of its obligations under this Lease. In addition to exercising the rights or remedies hereinabove provided in this section, at the occurrence of Event of Default designated in Subsection A(vi) above (i.e. abandonment or discontinuance of operations), whether alone or in conjunction with other Events of Default, Board may take possession of the Leased Premises without terminating this Lease and at Board's option either operate the facility or relet the Leased Premises at the best price obtainable by reasonable effort, consistent with the public purposes of Board, and for any term Board deems proper, Lessee to remain liable to Board for the deficiency, if any, between Lessee's rent and other obligations hereunder and the price obtained by Board on operation or reletting. Failure strictly and promptly to enforce these conditions shall not operate as a waiver of Board's rights.

19.      ABANDONMENT

         Lessee agrees not to vacate or abandon the Leased Premises at any time during the term of the Lease. Should Lessee vacate or abandon the Leased Premises or be dispossessed by process of law or otherwise, such abandonment, vacation or dispossession shall be a breach of this Lease, and, in addition to any other rights which Board may have as set out in Section 18 ("Default") above, Board has the option in its sole discretion, and Lessee hereby agrees Board shall have the right to deem any personal property belonging





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to Lessee which remains on the Leased Premises to be abandoned and to remove and dispose of such property as the Board deems appropriate. The cost of such removal and disposal, including storage at another site if the Board deems that appropriate, shall be charged to the account of the Lessee.

20.      WAIVER

         (A) Board, acting through its president and chief executive officer in his discretion, its managing director or its attorney, shall have the right to extend the default periods detailed in Section 18 ("Default") above if Board in its sole discretion determines that Lessee is making a good faith effort to cure a default condition which Board has called to Lessee's attention under the terms outlined in Section 18 ("Default") above, and such extension shall not operate as a waiver of Board's rights under the default provisions above unless Board specifically so states.

         (B) Any expressly stated waiver of a breach or default of any of the conditions of this Lease shall extend only to the particular breach or default so expressly waived and shall in no way deprive Board of its remedies arising out of any other breach or default hereunder, whether prior or subsequent.

21.      NO SET OFF

         Lessee shall have no right to set off any claims Lessee may have against Board against rent payments or other charges due to Board under this Lease.

22.      TERMINATION OF LEASE

         (A) At the termination of this Lease by cancellation or expiration or for any other reason whatsoever, Lessee shall immediately yield up possession of the Leased Premises to Board. In case of failure or refusal of Lessee to yield up the Leased Premises, Lessee shall pay as liquidated damages for the whole time such possession is withheld double the proportionate amount of the rent herein specified. This provision shall not constitute a waiver by Board of any remedies now or hereafter afforded to Board by the laws of Louisiana.

         (B) At such termination, Lessee shall have the right and Lessee may be required by Board, to remove any and all facilities, building or structures placed by Lessee or Lessee's agents on the Leased Premises, and Lessee shall restore the Leased Premises to as good condition as at the commencement of this Lease, ordinary wear and tear excepted. In any event, Lessee shall immediately remove all trash, stocks of materials, supplies, tools etc. from the Leased Premises and from the adjacent areas of responsibility of Lessee.

         (C) If the facilities, buildings or structures which are required by Board to be removed from the Leased Premises and all trash, stocks of materials, supplies, tools, etc. shall not have been removed by Lessee prior to the date of termination of the Lease, and the Leased Premises not restored as aforesaid, Lessee hereby agrees Board shall have the option either to collect double the proportionate amount of rent as liquidated damages until the said facilities, buildings, structures, trash, stocks of materials, supplies, tools, etc. have been removed and the Leased Premises restored by Lessee's cost, risk and expense, the double rental to continue until ultimate removal thereof and completion of restoration; or to retain such property of Lessee, or any part thereof, which remains on the Leased Premises without payment or reimbursement to Lessee unless other arrangements have been made in writing between Board and Lessee with regard to the removal thereof.





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
23.      RIGHTS OF WAY

         Board may at its option grant to Lessee or to appropriate public utility companies if requested by Lessee rights of way to be so located as to give said utility companies as convenient access to the Leased Premises as practicable without unreasonable interference with the use by Board or Board's other tenants of its or their property, provided that the location of such utilities insofar as they cross or otherwise effect any of Board's property within or outside of the Leased Premises, shall be approved in writing in advance by Board. Such rights of way for utilities, granted by Board, shall be only for the duration of the term of this Lease or any extensions thereof. Lessee shall assume all risks, costs or other obligations imposed by the utility companies as a condition of such installations made at Lessee's request.

24.      TAXES

         If, by reason of this Lease or of the use of the Leased Premises by Lessee as provided under this Lease, ad valorem or other taxes should accrue against the land or any improvements on the Leased Premises, then Lessee shall pay any and all such taxes prior to their becoming delinquent. Failure to do so shall constitute a breach of this Lease.

25.      LIENS

         Lessee shall not permit any lien or privilege to remain of record when filed by any person or company for claims arising in connection with any work or undertaking by Lessee or Lessee's agents on the Leased Premises, and Lessee shall promptly discharge or cause to be discharged any such lien. If in default therein for (30) days after written notice thereof from Board, Lessee shall pay to Board as additional rent any amount or amounts paid by Board in causing the removal of such lien, including reasonable attorney's fees and expenses. Nothing contained here, however, shall require Board to discharge such lien except in its own discretion.

26.      NO ASSIGNMENT OR SUBLETTING

         (A) Lessee shall not assign this Lease in whole or in part, nor sublet the Leased Premises or any portion of them, to anyone without in each case the prior written consent of Board acting through its president and chief executive officer in his discretion. Lessee shall not permit any transfer by operation of law or by any other means of any of Lessee's interests in the Leased Premises. A transfer by Lessee of substantially all of its assets, or the merger of Lessee with another entity, or the transfer of a controlling interest in the stock of Lessee is an assignment hereunder. Lessee, in case of assignment or sublease with permission of Board, shall remain at all times primarily liable for the prompt payment of all rent or other amounts due from Lessee under the terms hereof and for the prompt performance of all covenants on Lessee's part herein agreed to be performed. Board's consent to an assignment or sublease does not modify the requirement for Board's consent to any subsequent assignment or lease.

         (B) In the event of any proposed assignment of the Lease to a wholly owned subsidiary, Lessee shall give prior written notice to Board of the assignment and proof to the Board's satisfaction that the assignee is in fact such a wholly owned subsidiary.

         (C) When Lessee contemplates a sublease in whole or in part of the Leased Premises, Lessee obligates itself to secure from

Board a property survey and description with prints of drawings of the area to be subleased, which shall be annexed to the agreement of sublease as exhibits, and Lessee shall pay to Board, in addition to the rent and other charges as herein provided, the minimum sum ($500) for costs and expenses, the payment of which amount shall be applicable to each and every sublease submitted to Board. In the event Board's actual costs and expenses, including indirect costs and overhead, for the preparation of such property survey and description shall exceed the minimum sum, then Lessee shall pay to Board the sum equivalent to actual costs and expenses.

         (D) Lessee shall not make any of the rights granted to Lessee under this Lease the subject of sale or transfer for profit. Accordingly, if at any time during the term of this Lease or any renewal, Lessee seeks to assign same or to sublease the Leased Premises (other than the assignment to a wholly owned subsidiary of Lessee) either in whole or in part, then Board, as a condition for granting or withholding its consent thereto, may require that the rent payable under the Lease by Lessee to Board be adjusted and restated so that the rent payable to Board for the Leased Premises or that portion of the Leased Premises which is to be affected shall be at the renewal rate then established by Board for properties of the same type that are located in the same area. When any assignment is proposed by Lessee for approval by Board, the purchase price and/or the rent proposed to be paid for the improvements owned by Lessee shall be stated separately in such proposed agreement from the purchase price or the rent proposed to be paid for the leasehold rights affecting the land and improvements owned by Board. Board shall have the right to demand that no profit be made by Lessee from the latter only.

27.      LAW, RULES, AND REGULATIONS

         (A) Lessee shall not at any time during the term of this Lease use or allow the use of the Leased Premises for any purposes in violation of the laws, regulations or ordinances of the United States of America, the State of Louisiana, the City of New Orleans, or of Board, whether such laws, regulations or ordinances now exist or shall be enacted or issued during the term of this Lease.

         (B) Lessee shall observe all laws and ordinances applicable to the installation, maintenance and removal of any improvements, machinery or other equipment on the Leased Premises (including access for utility connections) and to take appropriate safeguards to prevent loss, damage or injury to the Leased Premises or to any adjacent properties as a result of such installation, maintenance or removal of such improvements, machinery or equipment.

         (C) Lessee shall keep the Leased Premises in a safe, clean and wholesome condition and in full compliance with local ordinances and all other laws and governmental regulations affecting the Leased Premises and shall remove promptly at Lessee's cost any rubbish or waste material of any character whatsoever which may accumulate thereon. Any oil, sludge, residue, or other materials to be disposed of in connection with Lessee's operations shall not be discharged into the Mississippi River, connecting waterways or drains, nor shall any material, debris, or objects of any kind be thrown or otherwise allowed to be discharged into those waterways.

         (D) Lessee shall report to Board in writing every occasion when hazardous materials are to be stored or used on or passed through the Leased Premises. Whenever possible, Lessee shall make this report before such occasion and in any event as soon as Lessee becomes aware of any such occasion. Lessee shall furnish to the Board copies of all compliance orders, administrative orders, and any official actions from municipal, state or federal environmental agencies. This includes spill reports, discharge (clean air and clean water) permits, and all correspondence concerning environmental issues on the Leased Premises.

         (E) Board shall at all times be free to make and enforce any reasonable and uniform rules, regulations or ordinances which it deems necessary or appropriate with regard to the property under its administration, of which the Leased Premises form a part, provided that such rules, regulations or ordinances shall not be arbitrary or discriminatory against lessee.

         (F) Lessee shall demand adherence to all of the above-mentioned laws, ordinances, rules and regulations both with reference to employees of Lessee and with reference to all other persons entering the Lease Premises who derive their right to be there from Lessee.

28.      INDEMNITY

         (A) Lessee shall protect, defend, indemnify, and forever hold harmless the Board from any and all losses, costs, claims, charges, expenses, penalties, fines, damages, demands, suits, attorney's fees, interest, and actions of any kind and nature, including strict liability and environmental liability, arising out of, in connection with or by reason of Lessee's operations and the operations of those holding under or through Lessee on the Leased Premises, causing injury, including death, to any person or persons or damage to property directly or indirectly caused by, resulting from or growing out of the performance of Lessee's operations or obligations under this Lease, whether caused by Lessee's officers, directors, employees, servants, agents, representatives, invitees, or subcontractors, including such as may be imposed for the violation of any law, ordinance or regulation (federal, state or local), and including all liability under employer's liability or worker's compensation acts (federal or state).

         (B) When, in the course of fulfilling its obligations under this Section, Lessee must engage attorneys to defend Board, Lessee shall obtain the prior written consent of Board to the attorneys to be engaged, and such consent shall not be unreasonably withheld.

         (C) Lessee shall be responsible for all attorney's fees and costs which Board may incur if Board must sue to enforce the provisions of this section.

         (D) Nothing in this section shall be construed as indemnifying this Board against its own negligence or that of its of officers, employees, agents, servants, representatives or invitees.

29.      CONDEMNATION

         (A) If the whole of the Leased Premises shall be lawfully taken by condemnation or in any other manner for any public use or purpose, this Lease shall terminate as of the date of vesting of title on such taking (which is the date hereafter referred to as the date of the taking), and the rent shall be apportioned as of such date.

         (B) If any part of the Leased Premises shall be so taken, this Lease shall be and remain unaffected by such taking except that Lessee may elect to terminate this Lease in the event of such partial taking if the remaining area of the Leased Premises is not reasonably sufficient for Lessee to continue the operation of its business. In such case, Lessee shall give prompt written notice to Board of such election, and this Lease shall terminate on the date of service of Lessee's notice, and the rent shall be apportioned as of such date. After such partial taking, if this Lease continues in force as to any remaining part of the Leased Premises, the rent shall be apportioned.

         (C) If the temporary use or occupancy of the entire Leased Premises shall be lawfully taken for a period in excess of thirty (30) days by condemnation or in any other manner for any public use or purpose, this Lease shall terminate as of the date of such taking, and the rent shall be apportioned as of such date unless Lessee shall elect to continue the Lease, subject to abatement of the rent during the period of such temporary use or occupancy.

         (D) If any part of the Leased Premises shall be so temporarily taken, this Lease shall remain unaffected by such taking except that Lessee may elect to terminate this Lease in such event if the remaining area of the Leased Premises is not reasonably sufficient for Lessee to continue the operation of its business. In such case, Lessee shall give prompt written notice to Board of such election, and this Lease shall terminate on the date of service of Lessee's notice. The rent shall be apportioned as of such date. After such temporary partial taking, if this Lease continues in force as to any remaining part of the Leased Premises, the rent shall be apportioned.

         (E) In the event of termination of this Lease because of a lawful taking either in whole or in part, Lessee shall be relieved of its obligations as specified under Section 22 ("Termination of Lease") above except as pertains to yielding up the Leased Premises and the right to elect to remove any and all of Lessee's facilities, buildings and structures.

         (F) Board shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this section without deduction for any leasehold rights vested in Lessee by this Lease, and Lessee shall receive no part of such award except that Lessee shall be entitled to appear, claim, prove and receive in the proceedings relating to any taking mentioned in this section an award made representing the value of the alterations, installations and improvements made by or for Lessee, including without limitation fixtures, machinery or equipment installed and owned by Lessee on the Leased Premises as well as any damages to which Lessee may be entitled by law.

30.      NOTICE

         (A) Wherever, in the provisions of this Lease, notice is required to be given by either party, it shall not be construed to mean personal service, but it shall mean notice in writing, addressed to the party to receive such notice at the addresses designated below or as may be designated by the parties from time to time by notice given pursuant to this section, sent by registered or certified U.S. mail or a nationally recognized express delivery company:

         To Lessee:       Red Fox Companies of New Iberia, Inc.
                          4506 South Lewis Street
                          New Iberia, LA 70560 or
                          P.O. Drawer 10539
                          New Iberia, LA 70562-0539
                          Attention: President

         To Board:        Board of Commissioners of
                          the Port of New Orleans
                          1350 Port of New Orleans Place
                          P.O. Box 60046
                          New Orleans, Louisiana 70160
                          Attention: President and Chief Executive officer

         (B) Every notice, demand, request or other communication sent in the manner aforesaid shall be deemed to have been given, made or communicated, as the case may be, on the third business day after the same has been deposited, registered or certified, properly addressed as aforesaid, proper postage prepaid, in the U.S. mail, except that any notice, demand, request, or other communication, to Lessee or the Board may be personally delivered, and in such event shall be deemed to have been given on the date the same shall have been personally delivered to the party to whom such notice, demand, request or other communication is addressed, or to an officer of such party, as provided by law.

31.      SECURITY REQUIREMENT

         (A) Lessee shall provide security to Board for Lessee's performance of the obligations under this Lease in such a manner and amount as the Board acting through its president and chief executive officer or his designee shall deem sufficient except as provided below.

         (B) Lessee shall have the right to satisfy its obligation under Subsection (A) above by providing a performance bond which shall be in effect for the entire term of this Lease and any extension or renewal of it and furthermore shall remain in effect for thirty (30) days beyond the term of this Lease or any renewal or extension, and all premiums for it shall be paid by Lessee. Lessee agrees that in the event of cancellation or termination of the bond, a new bond effecting the same guarantees to Board shall be furnished by Lessee to Board prior to the effective date of such termination or cancellation. The performance bond shall be in a form substantially similar to the following form and acceptable to the Board in its discretion.

                  TO THESE PRESENTS NOW COMES AND INTERVENES:

         ____________, a surety corporation organized and existing under and pursuant to the laws of the State of __________, having its principal office in the City Of _________, State of ________, duly authorized to act pursuant to Power of Attorney conferred on him, a duly certified copy of which is annexed hereto and made part hereof, which corporation binds and obligates itself jointly, severally and in solido with ___________, Lessee herein, to and in favor of Board of Commissioners of the Port of New Orleans, a political subdivision of the State of Louisiana, as Lessor herein, for the faithful performance by Lessee of all obligations assumed by or imposed on Lessee by this Lease, including payment of such rent as may be due by Lessee to Board, provided, however, that the obligation of ____________ as surety hereunder shall not be less than the amount of the yearly rental as it may escalate during the term of this Lease; and provided that if Lessee shall perform and abide by all of the obligations assumed by or imposed on Lessee by this Lease, including the payment of rent, this obligation shall be null and void and of no effect. Otherwise, it shall remain in full force and effect.

         (C) (i) Alternatively, Lessee shall have the right to satisfy its obligation under Subsection (A) above by providing an irrevocable letter of credit in the form and manner set out below. The irrevocable letter of credit must be issued by a bank in the New Orleans area, which shall be for an amount not less than the yearly rental at the time of the effective date of this lease or as it may escalate during the term of this Lease, available by draft of Board at sight to be accompanied by the signed statement of Board, acting through its president and chief executive officer, his designee or the managing director, the director of finance and accounting or the general counsel, certifying that Lessee has failed to faithfully perform any obligation assumed by or imposed on Lessee by this Lease, which letter of credit shall be delivered to Board at the time of execution of this Lease. Lessee agrees that in the event of cancellation or termination of said letter of credit, a new letter of credit, effecting the same guarantees to Board shall be furnished by Lessee to Board before the effective date of such cancellation or termination. Said letter of credit shall be in effect for the entire term of this Lease and any extension or renewal of this Lease and furthermore for a period of thirty (30) days beyond the term of this Lease or any extension or renewal of it.

         (ii) Lessee agrees that under no circumstances shall Board be liable in damages to Lessee in the event that Board should issue a draft or drafts against said letter of credit in an amount or amounts over and above that which may ultimately be declared to be the actual liability of Lessee to Board.

32.      JOINT VENTURE DENIED

         Nothing in this Lease shall be construed to create or constitute a partnership, joint venture or agency relationship between Lessee and Board, the existence or any such relationship being hereby expressly denied.

33.      HEADINGS

         The lease heading and all section headings are for quick reference and convenience only and do not alter, amend, explain or otherwise affect the terms and conditions appearing in this agreement.

34.      LOUISIANA CONTRACT

         This is a Louisiana contract and shall be governed, interpreted and enforced in accordance with the laws of the State of Louisiana and of the United States of America.

         THUS DONE AND SIGNED in multiple originals in the City of New Orleans, State of Louisiana, in the presence of the subscribing witnesses.

                                        BOARD OF COMMISSIONERS OF
WITNESSES:                               THE PORT OF NEW ORLEANS


------------------------------    BY: ---------------------------------------
                                       J. Ron Brinson
                                       President and Chief Executive
                                         Officer
------------------------------

                                  DATE:
                                       --------------------------------------


APPROVED:

------------------------------
Attorney for Board
                                       RED FOX COMPANIES OF NEW
                                          IBERIA, INC.

WITNESSES:
                                  BY:   /s/ ALAN L. MOORE
                                      ---------------------------------------
                                        Alan L. Moore
                                        Vice President
    [ILLEGIBLE]
------------------------------

/s/ TERRY B. POTIER
------------------------------

                                ACKNOWLEDGEMENT
STATIC OF LOUISIANA
PARISH OF ORLEANS

         Before me, the undersigned authority,personally appeared Alan L. Moore, who after being duly sworn deposed that he is Vice President of Red Fox Inc., Companies of New Iberia, Inc., and that he signed the foregoing Lease between Board and Red Fox Companies of New Iberia, Inc. on behalf of said Corporation, as he was duly authorized to do this 16th day of March, 1998.

                                            /s/ ALAN L. MOORE
                                           ------------------------------------
                                                       Alan L. Moore

                                 [ILLEGIBLE]
                       ------------------------------
                                 NOTARY PUBLIC



                                 ACKNOWLEDGMENT

STATE OF LOUISIANA
PARISH OF ORLEANS

         Before me, the undersigned authority, personally appeared J. Ron Brinson, who after being duly sworn deposed that he is the President and Chief Executive officer of the Board of Commissioners of the Port of New Orleans, and that he signed the foregoing Lease between Board and Red Fox Companies of New Iberia, Inc. on behalf of said Board as he was duly authorized to do this ___ day of __________, 1998.

                                               -----------------------------
                                                        J. Ron Brinson


                          -------------------------
                                NOTARY PUBLIC

                                 CERTIFICATION

         I, JAMES M. BALDWIN, JR., Secretary of the Board of Commissioners of the Port of New Orleans, do hereby certify that the following is a true and correct copy of a resolution adopted by the Board at a duly scheduled and convened meeting of the Board held at its offices in the City of New Orleans on the 19th day of February, 1998, at which a quorum was present and voted in favor of said resolution:

                 IT IS HEREBY RESOLVED BY THE BOARD OF COMMISSIONERS OF THE PORT OF NEW ORLEANS that J. Ron Brinson, its President and Chief Executive Officer, be, and he is, hereby authorized and empowered on behalf of this Board to enter into an agreement with Red Fox Companies of New Iberia, Inc. to lease approximately 15.70 acres of Board-owned land on France Road for a term of three years with Lessee's option to the renew the lease for two additional five-year periods, the annual rent of $155,000.00 to be increased by a factor equal to the change in the Consumer Price Index if renewed and every three years thereafter; and

         IT IS HEREBY RESOLVED BY THE BOARD OF COMMISSIONERS OF THE PORT OF NEW ORLEANS that the said J. Ron Brinson be, and he is, hereby authorized and empowered on behalf of this Board to cancel the American Marine Fabricators, Inc. lease by mutual consent; and

         IT IS HEREBY FURTHER RESOLVED BY THIS BOARD that the said J. Ron Brinson be, and he is, hereby authorized, directed and empowered on behalf of this Board to take such actions, to execute such documents, and to enter into whatever agreements as he may deem necessary in his discretion to carry out the intentions of this resolution.

         THUS DONE AND SIGNED by me under the seal of the Board of Commissioners of the Port of New Orleans, this 19th day of February, 1998.


                  /s/ JAMES M. BALDWIN, JR.
                  ----------------------------------------
                                JAMES M. BALDWIN, JR.
                                  SECRETARY
                        BOARD OF COMMISSIONERS OF THE
                             PORT OF NEW ORLEANS

                                  EXHIBIT "C"

                 LEASE BETWEEN RED FOX OF NEW IBERIA, INC. AND
               BOARD OF COMMISSIONERS OF THE PORT OF NEW ORLEANS

                               SITE IMPROVEMENTS
                                5601 FRANCE ROAD
                             NEW ORLEANS, LOUISIANA

1.       BUILDINGS

         A. Metal Fabrication Shop: (approximately 38,297 sq. ft.) includes lean-to and mesh building, and is open on the south end; steel frame with corrugated steel siding; roof formed with clear-span trusses resting on side wall columns, concrete floor, ceiling height to eaves 41'-0"; one 5-ton Bedford traveling crane, height to crane rail 31'-0"; height to hook 28'-6" and one Anchor Crane & Hoist 15-ton double box girder bridge crane. Craneway extends the length of the building and completely across the barge slip.

         B. Fabrication Shop Addition: (approximately 30,000 sq. ft. (300' x 100')) Clear-span structure with main framing consisting of steel three-hinged arches, corrugated steel siding and roof; ceiling height to eaves 42'; concrete floor with grounding strips; two twenty-ton Landel overhead cranes, Serial Nos. A 1813 and A 1814; craneway extends the length of the building; building contains an 810 sq. ft. (27' x 30') concrete block two-story office, and has electrical, air, argon, gas and water facilities.

         C. Office Building: Painted, corrugated metal siding on metal frame and corrugated roof. Approximately 2,600 sq. ft. Central air conditioning, and heat. 9 rooms - 4 private offices, 2 general offices, kitchen, washroom, utility room, two bathrooms.

         D. Additions to Office Building: Utility type building, approximately 400 sq. ft. (16' x 25').

2.       RAILROAD TRACKAGE

                 Approximately 2,000 linear feet of standard gauge railroad track entering property from France Road,

3.       FENCING

                 Six-foot chain link fencing completely surrounds property (less canal frontage). Two double gate entrances, at northwest and southwest corners of property along France Road.